UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2025

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York (Address of principal executive offices)	10001 (Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700 N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.01 par value	FL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously announced, on May 15, 2025, Foot Locker, Inc., a New York corporation (the “Company,” “Foot Locker,” “we,” “us,” or “our”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, DICK’S Sporting Goods, Inc., a Delaware corporation (“DICK’S Sporting Goods”), and RJS Sub LLC, a New York limited liability company and a wholly owned subsidiary of DICK’S Sporting Goods (“Merger Sub”). Pursuant to the Merger Agreement, on September 8, 2025 (the “Closing Date”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving as a wholly owned subsidiary of DICK’S Sporting Goods.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Foot Locker common stock, par value $0.01 per share (“Foot Locker Common Stock”), issued and outstanding immediately prior to the Effective Time (other than certain shares of Foot Locker Common Stock that were held in treasury by Foot Locker or owned by DICK’S Sporting Goods or Merger Sub or owned by direct or indirect subsidiaries of Foot Locker or DICK’S Sporting Goods) was converted into the right to receive, without interest and at the election of the holder of such share: (a) $24.00, if an election to receive cash consideration was properly made and not properly changed, revoked or deemed revoked (or if no election was validly made) (the “Cash Consideration”) or (b) 0.1168 shares of DICK’S Sporting Goods common stock, par value $0.01 per share (“DICK’S Sporting Goods Common Stock”), if an election to receive stock consideration was properly made and not properly changed, revoked or deemed revoked (the “Stock Consideration” and together with the Cash Consideration, the “Merger Consideration”). The election was not subject to a minimum or maximum amount of Cash Consideration or Stock Consideration.

As of the election deadline of 5:00 p.m., Eastern Time on August 29, 2025, the final results of the election were as follows:

•	Foot Locker shareholders of record of approximately 85.8% of the outstanding shares of Foot Locker Common Stock elected to receive the Stock Consideration;

•	Foot Locker shareholders of record of approximately 1.2% of the outstanding shares of Foot Locker Common Stock elected to receive the Cash Consideration; and

•	Foot Locker shareholders of record of approximately 12.9% of the outstanding shares of Foot Locker Common Stock did not make a valid election or did not deliver a valid election form prior to the election deadline, which includes approximately 4.5% of the outstanding shares of Foot Locker Common Stock owned by DICK’S Sporting Goods. Other than the shares of Foot Locker common stock owned by DICK’S Sporting Goods, which were, at the Effective Time, automatically cancelled for no consideration and ceased to exist, each non-electing Foot Locker shareholder was entitled to receive the Cash Consideration for such shares.

No fractional shares of DICK’S Sporting Goods Common Stock were issued. Instead, a Foot Locker shareholder who otherwise would have received a fractional share of DICK’S Sporting Goods Common Stock upon an election for Stock Consideration was entitled to receive a cash payment in lieu of such fractional share in an amount determined in accordance with the terms of the Merger Agreement.

Pursuant to the terms set forth in the Merger Agreement, at the Effective Time, each outstanding equity award with respect to Foot Locker Common Stock outstanding as of immediately prior to the Effective Time was treated as follows:

•	Each option to purchase Foot Locker Common Stock granted under the Foot Locker 2007 Stock Incentive Plan or granted as an inducement award (“Foot Locker Option”) that was unexercised, whether or not vested, and that had a per share exercise price that was less than the Cash Consideration (“In-the-Money Option”) was cancelled and converted into the right to receive an amount in cash equal to (a) the number of shares of Foot Locker Common Stock subject to the Foot Locker Option as of immediately prior to the Effective Time multiplied by (b) the excess (if any) of the Cash Consideration over the per share exercise price applicable to the Foot Locker Option.

•	Each Foot Locker Option that was not an In-the-Money Option which was unexercised, whether or not vested, was cancelled for no consideration.

•	Each restricted stock unit award granted under the Foot Locker 2007 Stock Incentive Plan or granted as an inducement award (“Foot Locker RSU Award”) that was held by an individual who was not a non-employee director of Foot Locker and each performance stock unit award granted under the Foot Locker 2007 Stock Incentive Plan or granted as an inducement award (“Foot Locker PSU Award”) was assumed and converted into a time-based restricted stock unit award in respect of a number of shares of DICK'S Sporting Goods Common Stock equal to the product obtained by multiplying (a) the total number of shares of Foot Locker Common Stock subject to the Foot Locker RSU Award or Foot Locker PSU Award, as applicable, as of immediately prior to the Effective Time by (b) the exchange ratio (i.e., 0.1168), with any fractional shares rounded to the nearest whole share. For purposes of the immediately preceding sentence, the number of shares of Foot Locker Common Stock subject to a Foot Locker PSU Award as of immediately prior to the Effective Time was determined in accordance with the applicable award agreements.

•	Each Foot Locker RSU Award that was held by a non-employee director of Foot Locker, whether or not vested, was cancelled and converted into the right to receive an amount in cash equal to (a) the number of shares of Foot Locker Common Stock subject to the Foot Locker RSU Award as of immediately prior to the Effective Time multiplied by (b) the Cash Consideration.

•	Each deferred stock unit award granted under the Foot Locker 2007 Stock Incentive Plan (“Foot Locker DSU Award”) was cancelled and converted into the right to receive, at the earliest time following the Effective Time permitted by the award terms that would not trigger any additional tax or penalty under Section 409A of the Internal Revenue Code of 1986, as amended, the Cash Consideration in respect of each share of Foot Locker Common Stock subject to the Foot Locker DSU Award as of immediately prior to the Effective Time.

The issuance of shares of DICK’S Sporting Goods Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-4 (File No. 333-288244) filed by DICK’S Sporting Goods with the Securities and Exchange Commission (the “SEC”) and declared effective on July 10, 2025 (the “Registration Statement”). The proxy statement/prospectus included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.01.

Foot Locker notified the New York Stock Exchange (“NYSE”) of the consummation of the Merger on the Closing Date and that each outstanding share of Foot Locker Common Stock had been converted into the right to receive the Merger Consideration. Foot Locker requested that the NYSE (i) suspend trading of Foot Locker Common Stock on the NYSE prior to the open of trading on the Closing Date, (ii) withdraw Foot Locker Common Stock from listing on the NYSE and (iii) file with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 with respect to Foot Locker Common Stock in order to effect the delisting of such shares from the NYSE. Such delisting will result in the deregistration of Foot Locker Common Stock under Section 12(b) of the Exchange Act. Foot Locker intends to file a Form 15 with the SEC requesting the deregistration of Foot Locker Common Stock under Section 12(g) of the Exchange Act, which will suspend Foot Locker’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification of Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the Effective Time, each holder of Foot Locker Common Stock immediately prior to the Effective Time ceased to have any rights with respect thereto, except the right to receive the Merger Consideration subject to the terms and conditions set forth in the Merger Agreement.

Item 5.01. Change of Control of Registrant.

The information set forth in the Introductory Note and under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.01.

At the Effective Time, as a result of the consummation of the Merger, a change in control of Foot Locker occurred and Foot Locker became a wholly-owned subsidiary of DICK’S Sporting Goods.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.02.

Pursuant to the Merger Agreement, at the Effective Time, (i) each member of the Foot Locker board of directors as of immediately prior to the Effective Time resigned as a director of the Company and (ii)  Mary N. Dillon, Franklin R. Bracken, Michael A. Baughn, Elliott D. Rodgers and Cynthia Carlisle ceased to be officers of Foot Locker.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 5.03.

Pursuant to the Merger Agreement, at and effective as of the Effective Time, the certificate of incorporation of Foot Locker was amended as set forth in the certificate of merger filed in connection with the Merger (the “Certificate of Merger”) and the bylaws of Foot Locker were amended and restated in their entirety as set forth in the Merger Agreement (the “Amended Bylaws”). Copies of the Certificate of Merger and Amended Bylaws of Foot Locker are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01 Other Events.

In connection with the consummation of the Merger, on September 8, 2025, the Company repaid all outstanding amounts under, and terminated, its Credit Agreement, dated as of May 19, 2016 (as amended, restated, amended and restated, modified, extended, replaced, supplemented or otherwise modified from time to time, the “Existing Revolving Credit Agreement”), among the Company, the guarantors party thereto, the lenders and other parties party thereto and Wells Fargo, National Association, as administrative agent and collateral agent. The Existing Revolving Credit Agreement provided for a $600 million revolving credit facility with an $80 million letter of credit sublimit. Certain letters of credit and other bank products and cash management services previously secured by the collateral under the Existing Revolving Credit Agreement will remain outstanding and be assumed on an unsecured basis by DICK’S Sporting Goods.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 15, 2025, by and among Foot Locker, Inc., DICK’S Sporting Goods, Inc. and RJS Sub LLC (incorporated by reference to Exhibit 2.1 to Foot Locker, Inc.’s Current Report on Form 8-K, filed with the SEC on May 15, 2025 (Film No. 25955790))*

3.1	Certificate of Merger of RJS Sub LLC into Foot Locker, Inc., effective as of September 8, 2025.

3.2	Amended and Restated Bylaws of Foot Locker, Inc., effective as of September 8, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

* Certain schedules and exhibits have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules or exhibits so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

	By:	/s/ Erin Conway
		Name:	Erin Conway
		Title:	Vice President, Deputy General Counsel and Corporate Secretary
Date: September 8, 2025